Exhibit 10.1

STANDBY PURCHASE AGREEMENT

by and among

TRADE STREET RESIDENTIAL, INC.,

SENATOR GLOBAL OPPORTUNITY FUND LP,

and

SENATOR GLOBAL OPPORTUNITY INTERMEDIATE FUND L.P.

Dated as of November 12, 2013

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

Annexes

Annex I – Stockholders Agreement

Annex II – Press Release

Annex III – Investor Allocation Schedule

Annex IV – Draft of Form 10-Q for the period ended September 30, 2013

Annex V – Board Policy

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STANDBY PURCHASE AGREEMENT dated as of November 12, 2013 (this “Agreement”) by and among Trade Street Residential, Inc., a Maryland corporation (the “Company”), and the investment entities managed or advised by Senator Investment Group LP, a Delaware limited partnership (the “Adviser”), as set forth on the signature pages hereto (each, an “Investor” and collectively, the “Investors”).

BACKGROUND

WHEREAS, the Company has proposed to offer and sell certain shares (the “Shares”) of Common Stock (as defined below) pursuant to a Rights Offering (as defined below), on the terms and subject to the conditions set forth herein;

WHEREAS, the Company desires that the Investors provide, and the Investors have agreed to provide, a Backstop Commitment (as defined below) to the Rights Offering, on the terms and subject to the conditions set forth herein;

WHEREAS, the Company desires to offer and the Investors have agreed to accept, the Additional Purchase Commitment (as defined below) providing for the Investors to purchase additional shares of Common Stock, on the terms and subject to the conditions set forth herein; and

WHEREAS, in connection with their purchase of Common Stock pursuant to the Backstop Commitment and the Additional Purchase Commitment, the Investors wish to receive certain additional rights related to its Common Stock, and the Company desires to grant such rights on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Section 1.1 Certain Definitions. As used in this Agreement, the terms have the following meanings:

“10b-5 Representation” shall have the meaning set forth in Section 2.1(e).

“Acquired Shares” shall have the meaning set forth in Section 3.1(a).

“Acquisition Transaction” means a (A) a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination or similar transaction involving the Company or (B) any other direct or indirect acquisition involving 50% or more of the total voting power of the Company, or all or substantially all of the consolidated total assets (including equity securities of its Subsidiaries) of the Company.

“Additional Acquired Shares” shall have the meaning set forth in Section 3.1(a).

“Additional Purchase Commitment” shall have the meaning set forth in Section 3.1(a).

“Additional Purchase Commitment Fee” shall have the meaning set forth in Section 3.1(c).

“Additional Purchase Commitment Fee Shares” shall have the meaning set forth in Section 3.1(c).

“Adviser” shall have the meaning set forth in the Preamble.

“Affiliate” of any Person means any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such Person; provided, for purposes of this Agreement, the Company and its Subsidiaries shall not be deemed to be Affiliates of the Investor.

“Affiliated Purchaser” shall have the meaning set forth in Section 10.8.

“Aggregate Offered Shares” shall have the meaning set forth in Section 2.1(f).

“Agreement” shall have the meaning set forth in the Preamble.

“Agreements and Instruments” shall have the meaning set forth in Section 4.5(a).

“Backstop Acquired Shares” shall have the meaning set forth in Section 2.2(a).

“Backstop Commitment” shall have the meaning set forth in Section 2.2(a).

“Backstop Commitment Fee” shall have the meaning set forth in Section 2.2(d).

“Backstop Commitment Fee Shares” shall have the meaning set forth in Section 2.2(d).

“Beneficial Ownership” means, with respect to any Security, the ownership of such Security by any “Beneficial Owner,” as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that, in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all Securities that such “person” has the right to acquire by conversion or exercise of other Securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Own,” “Beneficially Owned” and “Beneficial Owner” shall have correlative meaning.

“Benefit Plan” shall have the meaning set forth in Section 4.26(a).

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or one on which banks are authorized to close in New York, New York.

“Capital Stock” means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock or equity securities issued by the Company.

“CERCLA” shall have the meaning set forth in Section 4.9(b).

“Change of Control Limitation” shall have the meaning set forth in Section 3.2.

“Closing” shall have the meaning set forth in Section 2.2(b).

“Closing Date” shall have the meaning set forth in Section 2.2(b).

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company” shall have the meaning set forth in the Preamble.

“Company Liquidated Damages Amount” shall have the meaning set forth in Section 10.16(a).

“Company SEC Documents” shall have the meaning set forth in Section 4.9(a).

“Company Stockholder Approval” means, approval, by a majority of the votes cast at a duly constituted meeting of the Company’s stockholders, of the Company’s issuance of the Acquired Shares to the Investor, and the possible change of control of the Company as a result of the Company’s issuance of the Acquired Shares to the Investor.

“Confidentiality Agreement” means the Confidentiality Agreement between the Company and the Adviser dated October 4, 2013.

“Control” has the meaning specified in Rule 12b-2 under the Exchange Act.

“Credit Agreement” means the Credit Agreement among the Operating Partnership and BMO Harris Bank, N.A. dated January 31, 2013.

“Current Loan” shall have the meaning set forth in Section 7.12.

“Environmental Law” or “Environmental Laws” shall have the meaning set forth in Section 4.9(b).

“EPA” shall have the meaning set forth in Section 4.9(a).

“Equity Incentive Plan” shall mean the Company’s 2013 Equity Incentive Plan.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, with respect to the Company or any Subsidiary, any member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Code of which the Company or such Subsidiary is a member.

“Excess Common Stock” shall have the meaning set forth in Section 3.2.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exclusivity Period” shall have the meaning set forth in Section 7.4.

“Expense Cap” shall have the meaning set forth in Section 10.7.

“Financing” shall have the meaning set forth in Section 7.4.

“FINRA” shall have the meaning set forth in Section 4.5(a).

“Form 10-Q” shall have the meaning set forth in Section 4.11(a).

“GAAP” means generally accepted accounting principles of the United States as in effect on the date hereof.

“General Partner” shall have the meaning set forth in Section 4.1(b).

“Governmental Entity” shall have the meaning set forth in Section 4.5(a).

“Governmental Licenses” shall have the meaning set forth in Section 4.8(c).

“Hazardous Material” shall have the meaning set forth in Section 4.9(b).

“HSR Act” shall have the meaning set forth in Section 7.3.

“Incidental Liens” shall mean (i) Liens for taxes, assessments, levies or other governmental charges (but not Liens for cleanup expenses arising pursuant to Environmental Law) not yet due (subject to applicable grace periods) or that are being contested in good faith and by appropriate proceedings if, in each case, adequate reserves with respect to such Liens are maintained on the books of the Company in accordance with GAAP; (ii) carriers’, warehousemen’s, mechanics’, landlords’, vendors’, materialmen’s, repairmen’s, sureties’ or other like Liens arising in the ordinary course of business (or deposits to obtain the release of any such Lien) and securing amounts not yet due or that are being contested in good faith and by appropriate proceedings if, in the case of such contested Liens, adequate reserves with respect to such Liens are maintained on the books of the Company in accordance with GAAP; (iii) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation; (iv) easements, rights-of-way, covenants, reservations, exceptions, encroachments, zoning and similar restrictions and other similar encumbrances or title defects, in each case incurred in the ordinary course of business that, in the aggregate, are not substantial in amount, and that do not in any case singly or in the aggregate materially detract from the value or usefulness of the Property subject to such Liens or materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole; (v) bankers’ liens arising by operation of Law; and (vi) rights of lessees and sublessees in assets leased by the Company or any Subsidiary as of the date hereof or otherwise in the ordinary course of business and not otherwise prohibited by this Agreement.

“Indebtedness” shall mean all indebtedness for borrowed money or capital lease obligations that is required to be classified as debt in Company’s financial statements in accordance with GAAP, and shall not include indebtedness under securitization and other accounts receivable factoring and financing programs.

“Indemnified Person” shall have the meaning set forth in Section 9.1(a).

“Indemnifying Party” shall have the meaning set forth in Section 9.1(a).

“Information” shall have the meaning set forth in Section 7.10.

“Insurance Policies” shall have the meaning set forth in Section 4.21.

“Investment Company Act” shall have the meanings set forth in Section 4.17.

“Investors” shall have the meaning set forth in the Preamble.

“Investment Decision Package” means the Prospectus, together with any Issuer Free Writing Prospectus used by the Company in connection with the Rights Offering.

“Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 of the rules promulgated under the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the Rights Offering.

“Knowledge of the Company” means the actual knowledge after due inquiry of one or more of Michael Baumann, David Levin and Richard Ross.

“Law” means any federal, state, local or foreign law (including the Foreign Corrupt Practices Act of 1977, as amended, and the laws implemented by the Office of Foreign Assets Control, United States Department of Treasury), statute or ordinance, common law, or any rule, regulation, judgment, order, writ, injunction, decree, arbitration award, license or permit of any Governmental Entity.

“Liabilities” shall have the meaning set forth in Section 9.1(a).

“Lien” shall have the meaning set forth in Section 4.1(c).

“Losses” shall have the meaning set forth in Section 10.16(a).

“Management Shares” shall have the meaning set forth in Section 6.3(h).

“Material Adverse Effect” means (i) any material adverse change, or any development that is or would be reasonably expected to have a material adverse change, in or affecting the condition (financial or otherwise), the business, the properties or the results of operations of the Company and the Subsidiaries taken as a whole or (ii) any material adverse effect on the ability of the Company, subject to the approvals and other authorizations set forth in Section 4.5, to consummate the transactions contemplated by this Agreement; provided that any such development resulting or arising from or relating to any of the following matters shall not be considered when determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur: (i) any change, development, occurrence or event affecting the businesses or industries in which the Company and its Subsidiaries operate; (ii) any conditions in or changes affecting the United States general economy or the general economy in any geographic area in which the Company or its Subsidiaries operate or developments in the financial and securities markets and credit markets in the United States or elsewhere in the world; (iii) national or international political conditions and changes in political conditions, including acts of war (whether or not declared), armed hostilities and terrorism, or developments; (iv) any conditions resulting from natural disasters; (v) changes in any Laws or GAAP; (vi) changes in the market price or trading volume of Common Stock or any other equity, equity-related or debt securities of the Company or its Affiliates (it being understood that the underlying circumstances, events or reasons giving rise to any such change (to the extent not excluded by this definition) can be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur); (vii) any failure to meet any internal or public projections, forecasts, estimates or guidance for any period (it being understood that the underlying circumstances, events or reasons giving rise to any such failure (to the extent not excluded by this definition) can be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur); (viii) actions or omissions of the Company expressly required by the terms of this Agreement; and (ix) the public disclosure of this Agreement or the transactions contemplated hereby; provided, however, that developments set forth in clauses (i), (ii), (iii), (iv) and (v) above may be taken into account in determining whether there has been or is a Material Adverse Effect if and only to the extent such developments have a materially disproportionate impact on the Company and its Subsidiaries, taken as a whole, relative to the other participants in the industries in which the Company or its Subsidiaries operate.

“MGCL” means the General Corporation Law of the State of Maryland.

“NASDAQ” means the NASDAQ Global Market.

“Operating Partnership” shall have the meaning set forth in Section 4.1(b).

“Oversubscription Privilege” shall have the meaning set forth in Section 2.1(f).

“PCB” shall have the meaning set forth in Section 4.9(a).

“Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

“Preliminary Prospectus” means each prospectus included in the Registration Statement (and any amendments thereto) before it becomes effective, any prospectus filed with the SEC pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement, at the time of effectiveness that omits information permitted to be excluded under Rule 430A under the Securities Act

“Previously Disclosed” means (i) information set forth in the Company’s Registration Statement on Form S-11 (File No. 333-185936) initially filed with the SEC on January 8, 2013, including any amendment or supplement thereto and any exhibits thereto (the “Form S-11”), the final prospectus filed with the SEC on May 14, 2013 pursuant to Rule 424(b) (the “IPO Prospectus”) or its other reports and forms filed with the SEC under Sections 13(a), 14(a) or 15(d) of the Exchange Act on or after January 8, 2013 (except for risks and forward looking information set forth or incorporated in the section “Risk Factors” in the Form S-11 and the IPO Prospectus or in any forward looking statement disclaimers or similar statements that are similarly non-specific and are predictive or forward looking in nature) and (ii) the information set forth in the Schedules corresponding as indicated on such Schedules to the provision of this Agreement to which such information relates (provided that any disclosure with respect to a particular paragraph or section of this Agreement or the Schedules shall be deemed to be disclosed for other paragraphs and sections of the Agreement and the Schedules to the extent that the relevance of such disclosure would be reasonably apparent to a reader of such disclosure).

“Proceedings” shall have the meaning set forth in Section 9.1(a).

“Prospectus” shall have the meaning set forth in Section 2.1(e).

“Proxy Statement” means the definitive proxy statement to be filed with the SEC relating to the Company Stockholder Approval and the transactions contemplated hereunder, together with all amendments, supplements and exhibits thereto.

“Record Date” means the date as of which each holder of Common Stock shall be offered one Right for each share of Common Stock held as of such date, which date shall be selected by the Board in accordance with the MGCL and the requirements of the NASDAQ.

“Registration Statement” shall have the meaning set forth in Section 2.1(a).

“REIT” shall have the meaning set forth in Section 4.19.

“Repayment Event” shall have the meaning set forth in Section 4.5(a).

“Representatives” means, with respect to a Person, such Person’s directors, officers, investment bankers, attorneys, accountants and other advisors or representatives.

“Right” means one transferable right to subscribe for, with respect to each share of eligible Common Stock outstanding on the Record Date, at the Rights Subscription Price, a number of shares of Common Stock equal to (A) 15,797,788 divided by (B) the number of shares of Common Stock outstanding on the Record Date.

“Rights Offering” shall have the meaning set forth in Section 2.1(f).

“Rights Subscription Price” means a price per share equal to $6.33.

“Rule 3-14 Financial Statements” shall have the meaning set forth in Section 4.9(b).

“Schedules” means the disclosure schedules delivered by the Company to the Investors concurrently with the execution of this Agreement.

“SEC” means the Securities and Exchange Commission.

“Securities” or “Security” means Capital Stock, limited partnership interests, limited liability company interests, beneficial interests, warrants, options, restricted stock units, notes, bonds, debentures, and other securities, equity interests, ownership interests and similar obligations of every kind and nature of any Person.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Shares” shall have the meaning set forth in the Recitals.

“Stockholders Agreement” means the Stockholders Agreement in the form attached as Annex I.

“Subscription Notice” shall have the meaning set forth in Section 2.2(a).

“Subscription Period” shall have the meaning set forth in Section 2.1(f).

“Subsidiary” or “Subsidiaries” shall have the meaning set forth in Section 4.1(c).

“Superior Transaction” means a bona fide written Financing or Acquisition Transaction that the Board has determined in good faith after receiving the advice of its financial advisors and outside legal counsel and in the exercise of its duties under Maryland law is in the best interests of the Company and its stockholders.

“Termination Fee” means seven million five hundred thousand dollars ($7,500,000), payable in cash.

“Voting Stock” means Capital Stock of the Company of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances (determined without regard to any classification of directors) to elect at least a majority of the Board, managers or trustees of the Company (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency until the occurrence of such contingency).

ARTICLE II

THE RIGHTS OFFERING AND BACKSTOP COMMITMENT

Section 2.1 The Rights Offering.

(a) As promptly as practicable after the date of this Agreement, but in no event later than one (1) Business Day following the date of this Agreement, the Company shall (i) prepare and file with the SEC the Proxy Statement and (ii) prepare and file with the SEC a registration statement on Form S-11 (including each amendment and supplement thereto, the “Registration Statement”), covering the issuance of the Rights and the Common Stock issuable upon exercise of the Rights in the Rights Offering. The Company shall not permit any securities to be included in the Registration Statement other than the Rights and the Common Stock issuable upon exercise of the Rights in the Rights Offering. The Registration Statement (including all pre-effective and post-effective amendments) and the Proxy Statement (and any amendment) shall be provided to the Investors and their counsel prior to its filing with the SEC, and the Investors and their counsel shall be given a reasonable opportunity to review and comment on such documents prior to their being filed with the SEC. The Company shall duly consider in good faith any comments of the Investors and their counsel to the Registration Statement and the Proxy Statement.

(b) The Investors shall provide to the Company such information as the Company may reasonably request in connection with the preparation and filing of the Registration Statement. At the time such information is provided and at the respective times the Registration Statement and any post-effective amendments thereto become effective, no such information provided by the Investors shall include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c) The Company shall use its reasonable best efforts to have the Registration Statement declared effective by the SEC as promptly as practicable after such filing. The Company shall take all action as may be reasonably necessary or advisable so that the Rights Offering and the issuance and sale of the Acquired Shares and the other transactions contemplated by this Agreement will be effected in accordance with the applicable provisions of the Securities Act and the Exchange Act and any state or foreign securities or blue sky laws.

(d) If at any time prior to the expiration of the Rights Offering any event occurs as a result of which the Investment Decision Package, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Investment Decision Package to comply with applicable law, the Company will promptly notify the Investors of any such event and prepare an amendment or supplement to the Investor Decision Package that is reasonably acceptable in form and substance to the Investors that will correct such statement or omission or effect such compliance.

(e) At the respective times the Registration Statement and any post-effective amendments thereto become effective, the Registration Statement shall comply in all material respects with the requirements as to form of Form S-11, and the Registration Statement shall not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, that the Company shall make no such representation with respect to information provided to it by the Investors under Section 2.1(b). Each Preliminary Prospectus, as of its date, shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company shall make no such representation with respect to information provided to it by the Investors under Section 2.1(b). The final prospectus relating to the Rights Offering filed pursuant to Rule 424 of the Securities Act (as amended or supplemented, the “Prospectus”), as of its date, shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company shall make no such representation with respect to information provided to it by the Investors under Section 2.1(b). The Investment Decision Package, taken as a whole, as of the date of the commencement of the Rights Offering and as of the date of the expiration of the Rights Offering, shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company shall make no such representation with respect to information provided to it by the Investors under Section 2.1(b). The representations set forth in this Section 2.1(e) and in Section 4.7 are referred to as the “10b-5 Representation.”

(f) Promptly following the date on which the Registration Statement is declared effective by the SEC, the Company shall print and file with the SEC the Prospectus, distribute the Prospectus to stockholders of record as of the Record Date and thereafter promptly commence the Rights Offering on the following terms: (i) the Company shall distribute, at no charge, one Right to each holder of record of Common Stock for each share of Common Stock held by such holder as of the Record Date, (ii) each Right shall entitle the holder thereof to purchase, at the election of such holder, a number of shares of Common Stock equal to (A) 15,797,788 divided by (B) the number of shares of Common Stock outstanding on the Record Date, at the Rights Subscription Price, thereby entitling such holders of Rights, in the aggregate, to subscribe for an aggregate of approximately 15,797,788 shares of Common Stock (such actual aggregate number, the “Aggregate Offered Shares”), provided that no fractional shares of Common Stock shall be issued and the Rights Subscription Price multiplied by the aggregate number of shares of Common Stock offered shall not exceed the aggregate offering amount described in the Registration Statement, (iii) each such Right shall be transferable, (iv) the rights offering shall remain open for at least sixteen (16) days, or such longer period as required by Law or as reasonably determined by the Company (such period, as may be extended by the Company in its sole discretion, the “Subscription Period”), (v) each holder who fully exercises all Rights held by such holder shall be entitled to subscribe for additional shares of Common Stock that were not subscribed for in the Rights Offering (the “Oversubscription Privilege”); provided, if the remaining number of unsubscribed shares of Common Stock are insufficient to satisfy all oversubscription requests pursuant to the Oversubscription Privilege, all over-subscription requests shall be honored on a pro rata basis in the manner to be set forth in the Prospectus, (vi) no Person may exercise the Rights to the extent the exercise thereof would cause such Person to acquire Beneficial Ownership in excess of 9.8% of the outstanding Capital Stock after giving effect to the consummation of the Rights Offering and the Backstop Commitment, and (vii) any Person who is, prior to the consummation of the Rights Offering, the Beneficial Owner of in excess of 9.8% of the outstanding Capital Stock shall be entitled to exercise the Rights (including any over-subscription right) only to the extent necessary to maintain the same proportionate Beneficial Ownership percentage that such Person had in the Capital Stock of the Company prior to the consummation of the Rights Offering and the other transactions contemplated hereby (such rights offering, the “Rights Offering”).

(g) The Company shall not amend any of the terms of the Rights Offering described in Section 2.1(f)(i) through (v) or waive any material conditions to the closing of the Rights Offering without the prior written consent of the Investors, which consent may be withheld by the Investors in their sole discretion. Subject to the terms and conditions of the Rights Offering, the Company shall effect the closing of the Rights Offering as promptly as practicable following the end of the Subscription Period. The closing of the Rights Offering shall occur in the manner and on the terms of the Rights Offering in Section 2.1(f), as shall be set forth in the Prospectus. Notwithstanding the foregoing, the Company may extend the Subscription Period in its sole and absolute discretion for a period of not greater than ten (10) Business Days.

(h) The Company shall pay all of its expenses associated with the Registration Statement, the Prospectus, the Rights Offering and the other transactions contemplated hereby, including filing and printing fees, fees and expenses of any subscription and information agents, fees and expenses of its counsel and accounting fees and expenses and costs associated with clearing the Common Stock offered thereby for sale under applicable state securities Laws.

Section 2.2 Backstop Commitment.

(a) Subject to the consummation of the Rights Offering and the terms and conditions of this Agreement, the Investors shall purchase from the Company (in amounts among the Investors as set forth on Annex III hereto), and the Company shall sell and issue to the Investors, at a price per share equal to the Rights Subscription Price, a number of shares of Common Stock (the “Backstop Commitment”) equal to (x) the Aggregate Offered Shares minus the sum of (y) (1) the number of shares of Common Stock subscribed for and purchased pursuant to the Rights Offering and (2) the Management Shares. Within two (2) Business Days after the closing of the Subscription Period, the Company shall issue to the Investors a notice (the “Subscription Notice”) setting forth the number of shares of Common Stock subscribed for in the Rights Offering and the Management Shares to be acquired as contemplated by Section 6.3(h) and, accordingly, the number of shares of Common Stock to be acquired by the Investors pursuant to the Backstop Commitment. Shares of Common Stock acquired by the Investors pursuant to the Backstop Commitment are collectively referred to as the “Backstop Acquired Shares.”

(b) On the terms and subject to the conditions set forth in this Agreement, the closing of the Backstop Commitment (the “Closing”) shall occur on the later of (i) simultaneously with the closing of the Rights Offering which shall occur no later than the third Business Day following the issuance by the Company of the Subscription Notice and (ii) the date that all of the conditions to the Closing set forth in Article VII of this Agreement have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing), at 9:30 a.m. (New York City time) at the offices of Morrison & Foerster LLP, 2000 Pennsylvania, N.W., Suite 6000, Washington, DC 20006, or such other place, time and date as shall be agreed between the Company and the Investors (the date on which the Closing occurs, the “Closing Date”).

(c) At the Closing (i) the Company shall deliver to the Investors the certificates representing the Backstop Acquired Shares against payment by or on behalf of the Investors of the purchase price therefor by wire transfer in immediately available funds to the account designated by the Company in writing, (ii) the Company shall deliver all other documents and certificates required to be delivered to the Investors pursuant to Section 6.3, and (iii) the Investors shall deliver all documents and certificates required to be delivered to the Company pursuant to Section 6.2.

(d) In the event the closing of the Rights Offering occurs, and in consideration for the Investors agreeing to the Backstop Commitment, the Company shall pay to the Investors at Closing a fee in the amount of three million seven hundred and fifty thousand dollars ($3,750,000) payable in a number of shares of unregistered Common Stock equal to $3,750,000 divided by the Rights Subscription Price (the “Backstop Commitment Fee” and the shares of Common Stock issued to the Investor, “Backstop Commitment Fee Shares”). For the avoidance of doubt, no Backstop Commitment Fee shall be payable unless and until a closing of the Rights Offering occurs and, to the extent the Rights Offering is not fully subscribed, the Investors have closed the purchase of any Backstop Acquired Shares.

ARTICLE III

ADDITIONAL PURCHASE COMMITMENT

Section 3.1 Additional Purchase Commitment.

(a) Subject to the consummation of the Rights Offering and the terms and conditions of this Agreement, the Investors shall purchase from the Company at the Rights Subscription Price in addition to any shares of Common Stock to be purchased pursuant to the Backstop Commitment, a number of shares of Common Stock, at the Rights Subscription Price in an aggregate amount equal to $50,000,000 divided by the Rights Subscription Price (the “Additional Purchase Commitment”). Shares of Common Stock acquired by the Investors pursuant to the Additional Purchase Commitment are collectively referred to as the “Additional Acquired Shares,” and together with the Backstop Acquired Shares, the Backstop Commitment Fee Shares and the Additional Purchase Commitment Fee Shares, the “Acquired Shares”).

(b) The closing of the Additional Purchase Commitment shall occur concurrently with the Closing on the Closing Date at which time the Company shall deliver to the Investors certificates representing the Additional Acquired Shares against payment by or on behalf of the Investors of the purchase price therefor (as set forth in this Section 3.1) by wire transfer in immediately available funds to the account designated by the Company.

(c) In consideration for the Investors agreeing to the Additional Purchase Commitment, the Company shall pay to the Investors at Closing a fee in the amount of three million seven hundred and fifty thousand dollars ($3,750,000) payable in a number shares of unregistered Common Stock equal to $3,750,000 divided by the Rights Subscription Price (the “Additional Purchase Commitment Fee” and the shares of Common Stock issued to the Investor, “Additional Purchase Commitment Fee Shares”), independent of the Backstop Commitment Fee.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as Previously Disclosed, the Company represents and warrants to the Investors that:

Section 4.1 Organization.

(a) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland, with corporate power and authority to own or lease, as the case may be, its properties and conduct its business. The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) The Company is the sole member of Trade Street OP GP, LLC (the “General Partner”), the sole general partner of the Trade Street Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”).

(c) Each of the General Partner, the Operating Partnership and each direct and indirect “subsidiary” (as defined in Rule 12b-2 under the Exchange Act) of the Operating Partnership (each of the General Partner, the Operating Partnership and each subsidiary of the Operating Partnership being referred to as a “Subsidiary” and collectively the “Subsidiaries”) has been duly organized and is validly existing as a corporation, limited partnership or limited liability company in good standing, as the case may be, under the laws of the jurisdiction of its organization, with full power and authority (corporate or otherwise) to own or lease, as the case may be, its properties and conduct its business and has been duly qualified for the transaction of business as a foreign corporation, limited partnership or limited liability company, as the case may be, and is in good standing under the laws of each other jurisdiction in which such qualification is required, whether by reason or the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; all of the outstanding shares of capital stock or other equity interests of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in material compliance with U.S. federal and state securities laws and were not issued in violation of any preemptive or similar rights of any securityholder of such Subsidiary or any other person; except as described in the Registration Statement and the Prospectus, all of the outstanding shares of capital stock or other equity interests of each Subsidiary are owned directly or indirectly by the Company, free and clear of all security interests, liens, mortgages, encumbrances, pledges, claims, equities or other defects of any kind (collectively, “Liens”); and the only Subsidiaries are the entities listed on Schedule 4.1(c) to this Agreement.

(d) The Company and the Subsidiaries are conducting their respective businesses in compliance with all statutes, laws, rules, regulations, judgments, directives and orders of any Governmental Entity applicable to them, except where the failure to so comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and none of the Company or the Subsidiaries has received any communication asserting noncompliance with any statute, law, rule, regulation, judgment, directive or order except where such noncompliance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.2 Authorization.

The Company has full corporate power and authority to enter into this Agreement and the Stockholders Agreement. This Agreement and the Stockholders Agreement have been duly authorized, executed and delivered by the Company. This Agreement and the Stockholders Agreement constitute valid and binding obligations of the Company and are enforceable against the Company in accordance with their terms, except as the enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors’ rights generally and moratorium laws in effect from time to time and by equitable principles restricting the availability of equitable remedies and except to the extent that the indemnification and contribution provisions here of may be limited by federal or state securities laws and public policy considerations in respect thereof.

Section 4.3 Capitalization.

(a) As of the date hereof, (i) the Company is authorized to issue up to 1,000,000,000 shares of Common Stock and has 11,468,665 shares of Common Stock outstanding (ii) the Company is authorized to issue up to 50,000,000 shares of preferred stock that may be issued in one or more series, 423,326 shares of which have been designated as “Class A Preferred Stock,” and 273,326 shares of preferred stock, which have been designated as “Class A Preferred Stock,” are outstanding, (iii) warants to acquire 139,215 shares of Common Stock are outstanding and (iv) 4,329 shares of Common Stock remain available for future issuance under the Equity Incentive Plan. The authorized and outstanding Common Stock shall be set forth in the Registration Statement and shall be true and correct as of the dates noted therein and as of the Closing. All of the outstanding shares of Capital Stock and preferred stock have been duly and validly authorized and issued and are fully paid and non-assessable and were not issued in violation of any pre-emptive rights, resale rights, rights of first refusal or similar rights.

(b) Except pursuant to this Agreement and the sale of the Management Shares, there are no outstanding rights (contractual or otherwise), warrants or options to acquire, or instruments convertible into or exchangeable or exercisable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity interest in the Company.

(c) Except as set forth on Schedule 4.3(c) to this Agreement, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act.

(d) The Company has not granted to any person or entity, a stock option or other equity-based award to purchase or receive common stock of the Company or partnership units of the Operating Partnership pursuant to the Equity Incentive Plan.

(e) Since the close of business on October 31, 2013, no shares of capital stock or other equity securities or voting interest in the Company or any of its Subsidiaries have been issued or reserved for issuance or become outstanding, other than the shares to be issued hereunder. Other than as set forth in the Stockholders Agreement and the Articles of Restatement, neither the Company nor any of its Subsidiaries is party to or otherwise bound by or subject to any outstanding option, warrant, call, subscription or other right (including any preemptive right), agreement or commitment which (x) restricts the transfer of any shares of capital stock of the Company or (y) relates to the voting of any shares of capital stock of the Company or any of its Subsidiaries.

Section 4.4 Valid Issuance of Shares.

The Acquired Shares have been duly and validly authorized (assuming Company Stockholder Approval) and, when issued and delivered against payment therefor as provided herein, will be validly issued, free from all taxes, liens (other than liens created by the Investors) and charges with respect to the issue thereof, fully paid and non-assessable, will not be subject to the preemptive or similar rights of any securityholder of the Company or any other person and will conform to the description of the Common Stock in the Registration Statement; no holder is or will be subject to personal liability by reason of being such a holder; and no further approval or authority of the stockholders of the Company or the Board is required for the issuance and sale of the Acquired Shares other than as contemplated herein.

Section 4.5 Non-Contravention; Governmental Authorizations.

(a) Except as described in Schedule 4.5(a) to this Agreement, the issue and sale of the Acquired Shares by the Company, the execution, delivery and performance of this Agreement by the Company, the compliance by the Company with all of the provisions of this Agreement, and the consummation of the transactions herein contemplated will not conflict with or constitute a breach or violation of any of the terms or provisions of, or constitute a default under, any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject (collectively, the “Agreements and Instruments”), except for such conflicts, breaches, violations or defaults that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, nor will any such action (A) result in any violation of the provisions of the articles of restatement or bylaws of the Company or similar organizational documents of the Subsidiaries, (B) result in any violation of any law, statute, order, rule, regulation or judgment of any federal, state, local or foreign court, arbitrator, regulatory authority or governmental agency or body having jurisdiction over the Company or the Subsidiaries or any of their property or assets (each, a “Governmental Entity”), (C) result in the creation or imposition of any Lien upon any property, assets or operations of the Company or the Subsidiaries pursuant to, any of the Agreements and Instruments, except, with respect to clauses (B) and (C), for such violations or Liens that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (D) constitute a Repayment Event (as defined below) under any of the Agreements or Instrument (x) that would require the Company to make a payment of at least $10,000,000 or (y) that could reasonably be expected to have a Material Adverse Effect; no filing with, or consent, approval, authorization, license, order, registration, qualification or decree of, any Governmental Entity is required for the issue and sale of the Acquired Shares by the Company, the execution, delivery and performance of, or compliance with, this Agreement by the Company or the consummation of the transactions contemplated by this Agreement, except the registration of the Rights and the Shares under the Securities Act, the registration of the Rights under the Exchange Act, the listing of the Rights and the shares acquired in the Rights Offering by NASDAQ, the filing of the Proxy Statement, the filing of any document that may be required under the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the filing of any document that may be required by NASDAQ, all approvals and authorizations of, filings with, and notifications under the HSR Act, and except for such filings, consents, approvals, authorizations, registrations, qualifications or decrees as have been made or obtained or as may be required under state securities or the laws of any foreign jurisdiction in connection with the purchase and distribution of the Acquired Shares. The term “Repayment Event” means any event or condition that gives the holder of any note, debenture or other evidence of Indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such note, debenture or other evidence of Indebtedness by the Company or any Subsidiary.

(b) None of the Company or the Subsidiaries is (A) in violation of its charter, bylaws or similar organizational documents, as the case may be or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any of the Agreements and Instruments, except, with respect to clause (B), for such defaults that would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(c) Other than as described on Schedule 4.5(c) to this Agreement, there are no legal or governmental actions, suits, investigations or proceedings brought before or by any Governmental Entity, now pending or, to the Knowledge of the Company, threatened or contemplated by any Governmental Entity or others, to which the Company or any Subsidiary is a party or of which any property or assets of the Company or any Subsidiary is the subject (A) that are required to be disclosed by the Securities Act or Exchange Act or the rules and regulations of the SEC thereunder and not disclosed therein, (B) which, if determined adversely to the Company or any Subsidiary, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (C) that could adversely affect the consummation of the transactions contemplated in this Agreement; and there are no contracts or other documents of the Company or any of the Subsidiaries that are required to be disclosed or to be filed as exhibits to any of the documents Previously Disclosed, by the Exchange Act or the rules and regulations of the SEC thereunder which have not been so described and filed.

Section 4.6 Litigation.

There are no actions, suits or proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, except actions, suits or proceedings which if determined adversely to the Company or any of its Subsidiaries, would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

Section 4.7 Proxy Statement

The Proxy Statement will not, on the date it is first mailed to stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and will not, at the time of the Company Stockholder Approval, omit to state any material fact necessary to correct any statement in any earlier communication from the Company with respect to the solicitation of proxies for the Company Stockholder Approval which shall have become false or misleading in any material respect. The Proxy Statement will comply as to form in all material respects with the applicable requirements of the Exchange Act. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to information furnished to the Company in writing by the Investors for inclusion or incorporation by reference in any of the foregoing documents.

Section 4.8 Compliance with Laws; Permits.

(a) The Company and each of its Subsidiaries have conducted their businesses in compliance in all material respects with all applicable Laws and applicable stock exchange requirements.

(b) The Company is in compliance, in all material respects, with the provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations of the SEC thereunder applicable to it.

(c) Each of the Company and the Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental entities necessary to conduct the business now operated by the Company and the Subsidiaries, except where the failure to possess such Governmental Licenses would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; the Company and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; all of the Governmental Licenses are, to the Knowledge of the Company, valid and in full force and effect except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and none of the Company or the Subsidiaries has received any notice of proceedings relating to the revocation, termination or modification of any such Governmental Licenses which, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.9 Environmental Matters

(a) (a) Except as would not have, individually or in the aggregate, a Material Adverse Effect: (i) each of the Company and the Subsidiaries and their respective properties described in the Company SEC Documents or other assets have been and are in compliance with, and none of the Company or the Subsidiaries has any pending or, to the Knowledge of the Company, threatened liability under applicable Environmental Laws (as defined below); (ii) none of the Company, the Subsidiaries, or, to the Knowledge of the Company, any Person has

at any time Released (as defined below) or otherwise disposed of Hazardous Materials (as defined below) on, to or from the properties or other assets currently or previously owned by the Company or the Subsidiaries, except for such Releases or dispositions that are in compliance with Environmental Laws, or that have been remediated in accordance with Environmental Laws; (iii) none of the Company or the Subsidiaries has received any notice and each is otherwise unaware of any Release of Hazardous Materials in violation of Environmental Law into waters (including, but not limited to, groundwater and surface water) on, beneath or adjacent to the properties or other assets, or onto the properties or other assets owned by any of the Company or the Subsidiaries; (iv) none of the Company or the Subsidiaries has received any notice of nor has there been, any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any applicable Environmental Law or common law by any governmental or quasi-governmental body or any third party with respect to the properties described in the Company SEC Documents of the Company or the Subsidiaries, or arising out of the conduct of the Company or the Subsidiaries; and (v) neither the properties nor any other assets currently owned by any of the Company or the Subsidiaries is included, nor has the Company or the Subsidiaries received notice of the proposed inclusion of such properties or assets, on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency (the “EPA”) or any similar list or inventory issued pursuant to any other applicable Environmental Law or issued by any other Governmental Entity; and (vi) to the Knowledge of the Company there have not been and are no (A) underground storage tanks, (B) polychlorinated biphenyls (“PCBs”) or PCB-containing equipment, (C) asbestos or asbestos containing materials, (D) lead-based paints, or (E) dry-cleaning facilities, in each case in, on, or under any property or other assets owned by any of the Company or the Subsidiaries.

(b) As used herein, (i) “Environmental Law” (and collectively, “Environmental Laws”) shall mean any applicable civil or criminal federal, state, local or foreign Law or other requirement of any Governmental Authority relating to pollution or protection of the environment, natural resources, public and employee health and safety or to Hazardous Materials, including without limitation, Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §§ 5101-5128, the Solid Waste Disposal Act, as amended, 42 U.S.C. §§ 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001-11050, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136-136y, the Clean Air Act, 42 U.S.C. §§ 7401-7671q, the Clean Water Act (the Federal Water Pollution Control Act), 33 U.S.C. §§ 1251-1387, the Safe Drinking Water Act, 42 U.S.C. §§ 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. §§ 651-678; (ii) “Hazardous Material” shall include any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances or related materials, asbestos or any hazardous material as defined or regulated by any Environmental Law; and (iii) “Release” shall mean any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching, or migration on or into the indoor or outdoor environment or into or out of any property (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material).

Section 4.10 Periodic Filings; Financial Statements.

(a) Since May 13, 2013, the Company has timely filed all reports, registrations, documents, filings, statements and submissions, together with any required amendments thereto (collectively the “Company SEC Documents”), that were required to be filed with the SEC under the Securities Act and the Exchange Act. As of their respective filing dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the Company SEC Documents contained, when filed with the SEC, and if amended, as of the date of such amendment, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed document with the SEC.

(b) (i) The financial statements included in the Company SEC Documents, together with the supporting schedules, if any, and notes, present fairly in all material respects the consolidated financial condition of the Company and its consolidated subsidiaries at the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company and its consolidated subsidiaries for the periods specified and such financial statements and supporting schedules, if any, have been prepared in conformity with GAAP applied on a consistent basis throughout the periods covered thereby; (ii) the statements of revenues and certain expenses of certain properties acquired or to be acquired (“Rule 3-14 Financial Statements”) in the Company SEC Documents comply with Rule 3-14 of Regulation S-X; (iii) the pro forma financial statements and the related notes thereto in the Company SEC Documents present fairly the information shown therein and have been compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein, and comply as to form in all material respects with Article 11 of Regulation S-X; and (iv) to the extent applicable, all disclosures in the Company SEC Documents regarding “non-GAAP financial measures” (as defined in the rules and regulations of the SEC) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act and the Exchange Act.

(c) Each of the accounting firms that has audited financial statements prepared in conformity with GAAP included in Company SEC Documents is an independent registered public accounting firm as required by the Securities Act and the Exchange Act, the rules and regulations of the SEC thereunder and the rules of the Public Company Accounting Oversight Board. Each accounting firm that has audited Rule 3-14 Financial Statements included in Company SEC Documents is independent pursuant to applicable standards of the accounting profession.

(d) The Company and the Subsidiaries maintain a system of internal control over financial reporting (as defined in Rule 13a-15 under the Exchange Act) sufficient to provide reasonable assurances that (A) transactions are executed in accordance with the management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (C) access to assets is permitted only in accordance with the management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; Except as set forth on Schedule 4.10(d), since the end of the Company’s most recent audited fiscal year, there has been no material weakness or significant deficiency in such internal control over financial reporting (whether or not remediated) and no change in such internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, such internal control over financial reporting; to the Company’s Knowledge there has not been any fraud, whether or not material, that involves management or other employees who have a role in internal control over financial reporting; and, with respect to any material weaknesses and significant deficiencies known to the Company as of the date hereof, the Company has remediated such material weaknesses and significant deficiencies.

(e) The Company has established and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act) for it and the Subsidiaries that are designed to ensure that information required to be disclosed by the Company in the reports that it will be required to file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and regulations and forms and that material information relating to the Company and the Subsidiaries is made known to the Company’s chief executive officer and its chief financial officer by others within those entities to allow timely decisions regarding disclosures.

Section 4.11 Absence of Certain Changes.

(a) None of the Company or any of the Subsidiaries has sustained since the date of the latest financial statements included in the Company SEC Documents any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or action, order or decree of any Governmental Entity; and, since the date of the latest financial statements included in the

Company SEC Documents and other than disclosed in the draft of the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2013, which is set forth on Annex IV hereto (the “Form 10-Q”), (A) there has not been any change in the capital stock or long term debt of the Company or the Operating Partnership or any material adverse change, or any development that would reasonably be expected to have Material Adverse Effect, (B) there have been no transactions entered into by the Company or any of the Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and the Subsidiaries, taken as a whole, (C) there has been no dividend or distribution of any kind declared, paid or made by the Company or the Operating Partnership on any class or series of its capital stock and (D) the Company has not incurred any material liability other than in the ordinary course of business.

(b) No relationship, direct or indirect, exists, or transaction has occurred, between or among the Company or any of the Subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, any of the Subsidiaries, on the other hand, that is required by the Securities Act, the Exchange Act or the rules and regulations of the SEC thereunder to have been described in the Company SEC Documents, and that is not so described.

Section 4.12 Brokers and Finders.

Other than the Backstop Commitment Fee and the Additional Purchase Commitment Fee, and except as set forth on Schedule 4.12, the Company has not incurred any liability for any brokerage commission, placement agent’s fees, finder’s fees or similar payments in connection with the offering of the Acquired Shares contemplated hereby.

Section 4.13 Taxes.

(a) Each of the Company and the Subsidiaries has filed on a timely basis all foreign, U.S. federal, state and local tax returns that are required to be filed or is eligible for, and has requested, extensions thereof, and all such tax returns are true, correct and complete in all material respects; each of the Company and the Subsidiaries has paid, in all material respects, all taxes required to be paid by it and any other material assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith.

(b) On the Closing Date, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Acquired Shares to the Investors hereunder will have been, fully paid or provided for by the Company and all laws imposing such taxes will have been fully complied with.

Section 4.14 Integration; Other Issuances of Shares.

Neither the Company, nor any Affiliate of the Company, nor, any person acting on its behalf or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering or issuance of the Acquired Shares to be integrated with prior offerings by the Company for purposes of the Securities Act, that would cause Regulation D under the Securities Act or any other applicable exemption from registration under the Securities Act to be unavailable, or would cause any applicable state securities Law exemptions or any applicable stockholder approval exemptions, including, without limitation, under the rules and regulations of any national securities exchange or automated quotation system on which any of the securities of the Company are listed or designated to be unavailable, nor will the Company take any action or steps that would cause the offering or issuance of the Acquired Shares to be integrated with other offerings.

Section 4.15 No General Solicitation.

Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising.

Section 4.16 Offering; Exemption.

Assuming the accuracy of the Investor’s representations and warranties set forth in Section 5 of this Agreement, no registration under the Securities Act or any applicable state securities Law is required for the offer and sale of the Acquired Shares by the Company to the Investors as contemplated hereby.

Section 4.17 No Manipulation or Stabilization.

None of the Company, the Subsidiaries or, to the Knowledge of the Company, any other Affiliate of the Company or any person acting on their respective behalf has taken, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Stock.

Section 4.18 Investment Company Act.

The Company is not nor, after giving effect to the offering and sale of the Shares, and after receipt of payment for the Common Stock and the application of the net proceeds as described in the Registration Statement, will it be an “investment company”, required to register under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

Section 4.19 Employee Relations.

No labor problem or dispute with the employees of the Company or the Subsidiaries exists or, to the Knowledge of the Company, is threatened that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor its Subsidiaries is a party to any labor or collective bargaining agreement and there are no organizing activities involving the Company or its Subsidiaries pending with any labor organization or group of employees of the Company or its Subsidiaries. There are no complaints, charges, or claims against the Company or its Subsidiaries pending, or to the Knowledge of the Company, threatened in writing to be brought or filed, arising out of, in connection with, or otherwise relating to the employment or termination of employment or any individual by the Company or its Subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and its Subsidiaries are in material compliance with all laws governing the employment of labor, including, but not limited to, all such laws relating to wages, hours, collective bargaining, discrimination, civil rights, safety and health, workers’ compensation and the collection and payment of withholding and/or Social Security taxes and similar taxes that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.20 REIT Status.

Commencing with its taxable year ended December 31, 2004, the Company has been, and upon the sale of the Common Stock, the Company will continue to be, organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under Code, and the Company’s present and proposed method of operation, as described in the Registration Statement will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2013 and thereafter.

Section 4.21 Insurance.

The Company and the Subsidiaries maintain insurance underwritten by insurers of recognized financial responsibility, of the types and in the amounts that the Company reasonably believes is adequate and customary for its business (the “Insurance Policies”), including, but not limited to, insurance covering all real and personal property owned or leased by the Company and the Subsidiaries against theft, damage, destruction, flood, acts of vandalism, liability insurance and such other risks that may be required by law or contracts, with such deductibles as are customary for companies in the same or similar business. All of the Insurance Policies are in full force and effect and neither the Company nor any of the Subsidiaries is in default, whether as to payment of premium or otherwise, under the terms of any such insurance nor has the Company or the Subsidiaries failed to give any notice or present any material claim under any such insurance in a due and timely fashion or received notice or otherwise become aware of any intent of an insurer to either claim any default on the part of the Company or the Subsidiaries or not to renew any policy of insurance on its expiry or to increase any deductible or cost. The limits of the Insurance Policies have not been materially eroded.

Section 4.22 Acknowledgment Regarding Investor’s Purchase of Shares.

The Company acknowledges and agrees that the Investors are acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Investors are not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Investors or any of their respective Representatives or agents in connection with this Agreement and the transaction contemplated hereby is merely incidental to the Investor’s purchase of the Shares. The Company further represents to the Investors that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its Representatives. Any review of the Company by the Investors, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Investors and shall not be on behalf of the Company, its Affiliates, or their respective shareholders, directors, officers, employees, advisors or other representatives and shall not affect any of the representations or warranties contained herein or the remedies of the Investors with respect thereto.

Section 4.23 No Additional Agreements.

Other than the Stockholders Agreement, the Company does not have any agreement or understanding with the Investors with respect to the transactions contemplated by this Agreement.

Section 4.24 Title.

(a) Except as would not materially affect the value of such Properties or materially interfere with the use made and proposed to be made of such Properties, each of the Company and its Subsidiaries has good and marketable title to its Property reflected as owned by it as Previously Disclosed, and such Property is not subject to any Lien except (i) Incidental Liens, (ii) Liens granted pursuant to the Credit Agreement and (iii) first priority liens with respect to the Properties of the Company and its subsidiaries Previously Disclosed, and (b) each of the Company and its Subsidiaries holds its leased Properties under valid and binding leases, with such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 4.25 Contracts.

(a) The Company has filed with the SEC all “material contracts” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Securities Act and the Exchange Act) that are required to be filed as exhibits to the Company SEC Documents and there are no contracts or other documents that are required under the Exchange Act to be described in the Company SEC Documents that are not so described.

(b) Each of the material contracts to which the Company is a party that have been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act, have been duly and validly authorized, executed and delivered by the Company and constitute the legal, valid and binding agreements of the Company, enforceable by and against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors’ rights generally, and general equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws.

Section 4.26 Employee Benefits.

(a) Any “employee benefit plan” (as defined under ERISA) or other employee benefit plan, program policy or arrangement (i) established, contributed to, sponsored or maintained by the Company or any Subsidiary or (ii) in which the Company or any Subsidiary has any present or future liability (each a “Benefit Plan”) are in compliance in all material respects with ERISA, the Code and other applicable Laws. Except as set forth on Schedule 4.26(a), no Benefit Plan is subject to Title IV of ERISA and neither the Company, its Subsidiaries nor any of their respective ERISA Affiliates sponsors or contributes to, or has or had any liability or obligation in respect of, any employee benefit plan subject to Title IV of ERISA. With respect to any Benefit Plan, no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or threatened, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as set forth on Schedule 4.26, n either the Company nor any Subsidiary provides any current or former employee of the Company any post-employment or post-retirement health, medical or life insurance benefits, except as required by applicable Law or where the employee pays the entire cost of coverage. Except as set forth on Schedule 4.26(a), no Benefit Plan exists that, as a result of the transactions contemplated by this Agreement (whether alone or in connection with any subsequent event(s)), could result in (i) severance pay or any increase in severance pay upon any termination of employment after the date of this Agreement, (ii) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other material obligation pursuant to, any of the Benefit Plans or (iii) result in payments which would not be deductible under Section 280G of the Code.

(b) No “reportable event” (as defined under ERISA) that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, has occurred or is reasonably expected to occur with respect to any Benefit Plan; no Benefit Plan, if such Benefit Plan were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA);none of the Company, any of the Subsidiaries or any of their respective ERISA Affiliates have incurred or reasonably expect to incur any material liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (B) Sections 412, 430, 4971, 4975 or 4980B of the Code; and each Benefit Plan that is intended to be qualified under Section 401(a) of the Code is the subject of a currently effective determination letter (or an opinion letter) stating that it is so qualified, and, to the Knowledge of the Company, nothing has occurred, whether by action or failure to act, which would reasonably be expected to cause the loss of such qualification.

Section 4.27 Takeover Statutes

The Board has taken all actions necessary to ensure that no “control share acquisition,” “business combination” or other similar anti-takeover statute or regulation is applicable to the transactions contemplated by the this Agreement and the Stockholders Agreement.

Section 4.28 No Further Reliance.

The Company acknowledges that it is not relying upon any representation or warranty made by the Investors not set forth in this Agreement or the Stockholders Agreement.

Section 4.29 Off Balance Sheet Arrangements.

There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in the Company SEC Documents and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

Section 4.30 Transactions With Affiliates.

None of the officers, directors or employees of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the Knowledge of the Company or any of its Subsidiaries, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

Section 4.31 Acknowledgement Regarding Investors’ Trading Activity.

The Company acknowledges and agrees that other than as set forth in this Agreement and the Stockholders Agreement (i) the Investors have not been asked to agree, nor has any Investor agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; and (ii) the Investors shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that the Investors may engage in hedging and/or trading activities at various times during the period that the Acquired Shares are outstanding, including, without limitation, during the periods that the value of the Acquired Shares are being determined and (b) such hedging and/or trading activities, if any, can reduce the value of the existing shareholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement or the Stockholders Agreement.

Section 4.32 Shell Company Status

The Company is not, and has never been, an issuer identified in Rule 144(i)(1) of the Securities Act.

Section 4.33 HSR Matters

(a) As of the date hereof and as of the Closing Date, all assets held by the Company, its Subsidiaries and any other entities “controlled” (within the meaning set forth in the HSR Act), directly or indirectly, by the Company, are exempt assets under the HSR Act, pursuant to 16 C.F.R. § 801.21, 16 C.F.R. § 802.2 and/or 16 C.F.R. § 802.5, other than any assets the total value of which is less than $70.9 million in the aggregate.

(b) Schedule 4.33(b) sets forth a list of all entities that are not “controlled” (within the meaning set forth in the HSR Act) by the Company or its Subsidiaries, in which the Company or a Subsidiary thereof holds equity interests, as well as a description and the value of any such equity interests held, which schedule shall be updated as of the Closing Date.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investors severally but not jointly represent and warrant to the Company that:

Section 5.1 Organization and Authority.

Each Investor is duly formed and validly existing in good standing in the jurisdiction and as the form of business entity set forth on Annex 1 hereto, and has all corporate power and authority to own its property and assets and conduct its business in all material respects as currently conducted and has been duly qualified as a foreign business entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification, except where the failure to so qualify or be in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on each Investor’s ability to consummate the transactions contemplated hereby on a timely basis.

Section 5.2 Authorization.

Each Investor has full right, power, authority and capacity to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution, delivery and performance by each Investor of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by each Investor’s board of directors or managing members or partners, as the case may be, and no further approval or authorization by any of its stockholders, members, partners or other equity owners is required. This Agreement constitutes the valid and binding obligation of each Investor, enforceable against such Investor in accordance with its terms, except as such may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar Laws affecting creditors’ rights generally and by general equitable principles and except as may be limited by applicable Law and public policy.

Section 5.3 Non-Contravention; Governmental Authorization.

(a) The execution, delivery and performance by each Investor of this Agreement and the consummation of the transactions contemplated hereunder will not: (1) conflict with or violate any provision of its articles of incorporation, bylaws, limited partnership agreement or similar governing documents; or (2) assuming compliance with the statutes and regulations referred to in Section 5.3(c), (i) conflict with or result in any breach of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under any agreement, lease, mortgage, license, indenture or any other contract to which such Investor is a party or by which its properties may be bound or affected; or (ii) conflict with or violate any order, Law, statute, rule or regulation of any Governmental Entity, applicable to the Investor, except in the case of clause (2)(i) and (2)(ii), as would not, individually or in the aggregate, reasonably be expected to materially and adversely affect the Investor’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.

(b) No authorization, approval, consent or license of any government, governmental instrumentality or court, domestic or foreign (other than under the Securities Act and the securities or blue sky laws of the various states and under any applicable HSR Laws) is required for the purchase of the shares underlying the Backstop Commitment, if any, to be purchased by each Investor hereunder and the consummation by each Investor of the transactions contemplated by this Agreement.

(c) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other Governmental Entity necessary in connection with the execution and delivery by each Investor of this Agreement and the consummation of the transactions contemplated herein (except for such additional steps as may be required by the NASDAQ or such additional steps as may be necessary to qualify the Acquired Shares under federal securities, state securities or blue sky Laws) has been obtained or made and is in full force and effect, except as would not, individually or in the aggregate, reasonably be expected to materially and adversely affect each Investor’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.

Section 5.4 Compliance with Laws.

Neither the Investor, nor, to the knowledge of the Investor, any other Persons acting on its behalf, is in material violation of any applicable federal, state, local, foreign or other law, statute, regulation, rule, ordinance, code, convention, directive, order, judgment or other legal requirement of any Governmental Entity, except where such violation would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Investor to consummate the transitions contemplated by this Agreement. To the knowledge of each Investor, neither the Investor or any other Persons acting on its behalf is being investigated with respect to, or has been overtly threatened to be charged with or given notice of any violation of, any applicable Law, except for such of the foregoing as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Investor to consummate the transitions contemplated by this Agreement.

Section 5.5 Securities Act Compliance.

(a) The Acquired Shares being acquired by such Investor hereunder are being acquired for its own account, for the purpose of investment and not with a view to or for sale in connection with any public resale or distribution thereof in violation of applicable securities Laws; provided, however, that by making the representations herein, the Investor does not agree to hold any of the Acquired Shares for any minimum or other specific term and reserves the right to dispose of the Acquired Shares at any time in accordance with or pursuant to a registration statement or an exemption from registration under the Securities Act. Each Investor is an “accredited investor” within the meaning of Rule 501(a) promulgated under the Securities Act and is knowledgeable, sophisticated and experienced in business and financial matters, and it fully understands the limitations on ownership, sale, transfer or other disposition of the Acquired Shares. Each Investor understands that the Acquired Shares may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by Law.

(b) Each Investor understands and agrees that the Acquired Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that such Acquired Shares have not been and, except as contemplated by the registration rights provided for in the Stockholders Agreement, will not be registered under the Securities Act and that such Acquired Shares may be offered, resold, pledged or otherwise transferred only (i) in a transaction not involving a public offering, (ii) pursuant to an exemption from registration under the Securities Act, including, without limitation, the exemption provided by Rule 144 thereunder (if available), (iii) pursuant to an effective registration statement under the Securities Act or (iv) to the Company or one of its Subsidiaries, in each of cases (i) through (iv) in accordance with any applicable state and federal securities Laws.

Section 5.6 Short Sales.

Since being contacted by the Company, each Investor has not taken any action that has caused such Investor to have, directly or indirectly, sold or agreed to sell any shares of Common Stock, effected any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock.

Section 5.7 Market Stabilization.

Each Investor has not taken, directly or indirectly, any action designed to or that might reasonably be expected to result in stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Backstop Commitment.

Section 5.8 Control.

Each Investor is acquiring the Acquired Shares in the ordinary course of its business and, other than as set forth in this Agreement or the Stockholders Agreement, not with the purpose nor with the effect of changing or influencing the control of the Company, nor in connection with or as a participant in any transaction having such purpose or effect.

Section 5.9 Financial Capability.

At the Closing each Investor will have available funds necessary to consummate the Closing on the terms and conditions contemplated by this Agreement.

Section 5.10 Brokers and Finders.

Neither the Investor nor any of its Affiliates or any of their respective officers or directors has employed any broker or finder or incurred any liability for any financial advisory fee, brokerage fees, commissions or finder’s fee, and no broker or finder has acted directly or indirectly for such Investor or any of its Affiliates or any of their respective officers or directors in connection with this Agreement or the transactions contemplated hereby.

Section 5.11 Information.

Each Investor and its advisers have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Acquired Shares which have been requested by such Investor or its advisers. Each Investor is familiar with the business in which the Company is engaged, and based upon its knowledge and experience in financial and business matters, such Investor is familiar with the investments of the type that it is undertaking to purchase; is fully aware of the risks involved in making an investment of this type; and is capable of evaluating the merits and risks of this investment. None of the representations set forth in this Section 5.11 shall derogate from or limit such Investor’s right to rely on any of the representations or warranties of the Company set forth in this Agreement.

Section 5.12 Confidentiality.

(a) The Company and each Investor acknowledge and agree that as of the date hereof the Confidentiality Agreement, and all provisions and obligations thereof, remain in full force and effect.

(b) Each Investor and its Affiliates further acknowledge that, in receiving information about the terms of this Agreement and about the Company in connection with this Agreement, they may have received material non-public information within the meaning of the U.S. federal securities laws. As such, if and to the extent that such Investor or its Affiliates have received material non-public information within the meaning of the U.S. federal securities laws, neither the Investor nor its Affiliates has purchased or sold, and none of them will purchase (other than in connection with the Backstop Commitment and the Additional Purchase Commitment) or sell, any securities of the Company in a transaction that would violate applicable U.S. federal securities laws as a result of such Investor or its Affiliates having any such material non-public information, from the date of this Agreement until after the Closing Date or the earlier termination of the Investor’s obligations under this Agreement.

Section 5.13 Investor Activities.

Each Investor is not a broker-dealer and does not need to be registered as a broker-dealer.

Section 5.14 No Further Reliance.

Each Investor acknowledges that it is not relying upon any representation or warranty made by the Company not set forth in this Agreement or in the Stockholders Agreement. Without derogating from or limiting the Investor’s right to rely on representations and warranties of the Company set forth in this Agreement, each Investor acknowledges that it has conducted such review and analysis of the business, assets, condition, operations and prospects of the Company and its Subsidiaries that such Investor considers sufficient for purposes of the purchase of the Acquired Shares.

ARTICLE VI

CONDITIONS TO CLOSING

Section 6.1 Conditions to the Obligations of the Company and the Investor.

The obligations of the Company and the Investors to effect the Closing shall be subject to the following conditions:

(a) receipt of all approvals and authorizations of, filings with, and notifications to, or expiration or termination of any applicable waiting period, under the HSR Act and competition or merger control laws of any jurisdictions required to consummate the transactions contemplated hereunder;

(b) no provision of any applicable Law and no judgment, injunction, order or decree shall prohibit the consummation of any of the transactions contemplated at the Closing;

(c) the consummation of the Rights Offering in accordance in all material respects with the terms and subject to the conditions set forth in Section 2.1(d) hereof;

(d) the Company having obtained Company Stockholder Approval;

(e) The Company shall have obtained each of the consents and/or waivers set forth on Schedule 6.1(e); and

(f) There shall not have occurred (i) a material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, or (ii) a suspension or material limitation on trading, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any securities exchange or by such system or by order of the SEC, the Nasdaq or any other governmental authority, or (iii) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

Section 6.2 Conditions to the Obligations of the Company.

The obligations of the Company to effect the Closing shall be subject to the following conditions:

(a) all representations and warranties of the Investors in this Agreement shall be true and correct as of the date hereof and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date);

(b) the Investors shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing;

(c) the Company shall have received a certificate, signed by an officer of the General Partner (or similar entity) of each Investor, certifying as to the matters set forth in Sections 6.2(a) and 6.2(b);

(d) the Investors shall have executed the Stockholders Agreement; and

(e) the Investors shall have executed and delivered a representation letter to the Company in the form of Schedule 6.2(e) to grant the Investors an exemption from the ownership limitations contained in the Company’s articles of restatement.

Section 6.3 Conditions to the Obligations of the Investor.

The obligations of the Investors to effect the Closing shall be subject to the following conditions:

(a) The 10b-5 Representation shall be true and correct in all respects (A) in the case of the Registration Statement and any post-effective amendments thereto, at the respective times referred to in Section 2.1(c), and in the case of the Prospectus, as of its date, and (B) as of the Closing Date, except that in the case of this clause (B) all references to any time period or date referred to in Section 2.1(c) shall be deemed to be references to the Closing Date. All other representations and warranties of the Company contained in this Agreement (i) that are qualified by materiality, Material Adverse Effect or words of similar import, shall be true and correct as of the date hereof and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date) and (ii) that are not qualified by materiality, Material Adverse Effect or words of similar import, shall be true and correct in all material respects as of the date hereof and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date);

(b) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing;

(c) the Investors shall have received a certificate, signed by an officer of the Company, certifying as to the matters set forth in Sections 6.3(a) and 6.3(b);

(d) since the date of this Agreement, there shall not have been any Material Adverse Effect or any effect that would, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect;

(e) the shares of Common Stock to be issued in the Rights Offering shall be approved for listing on the NASDAQ;

(f) the Company shall have executed the Stockholders Agreement;

(g) Michael Baumann, the Chairman and Chief Executive Officer of the Company and David Levin, the Vice Chairman and President of the Company, each shall have acquired from the Company, in a transaction exempt from registration under the Securities Act, a number of shares of Common Stock equal to the product of (i)(A) 15,797,788 divided by (B) the number of shares of Common Stock outstanding on the Record Date, times (ii) the number of shares of Common Stock owned by him on the Record Date at the Rights Subscription Price (the “Management Shares”);

(h) The Board shall have taken all requisite action to grant the Investors an exemption from the ownership limitations contained in the Company’s articles of restatement;

(i) the Investors shall have received signed opinions, dated as of the Closing Date, of Morrison & Foerster LLP, counsel for the Company, substantially in a form reasonably acceptable to the Investors and covering matters customary for transactions contemplated by this Agreement, including, without limitation, due authorization and delivery, valid private placement, non-contravention and enforceability;

(j) The Company shall have paid all fees and expenses payable to the Investors pursuant to Section 10.7;

(k) The Investors shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company in the State of Maryland, in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdiction;

(l) Except to the extent approved in advance in writing by the Investor, the Company shall not have any Indebtedness in excess of the amounts set forth in the Form 10-Q, except as may be incurred pursuant to Section 7.12;

(m) The Common Stock (i) shall be designated for quotation or listed on the NASDAQ and (ii) shall not have been suspended, as of the Closing Date, by the SEC or the NASDAQ from trading on the NASDAQ nor shall suspension by the SEC or the NASDAQ have been threatened, as of the Closing Date, either (A) in writing by the SEC or the NASDAQ or (B) by falling below the minimum listing maintenance requirements of the NASDAQ; and

(n) The Board shall have adopted the policy set forth on Annex V and such policy shall remain in full force and effect and shall not have been rescinded or amended.

ARTICLE VII

COVENANTS

Section 7.1 Stockholder Approvals; Proxy Statement

(a) The Company agrees to use its reasonable best efforts to call and hold a meeting of the stockholders of the Company for the purpose of obtaining the Company Stockholder Approval and the transactions contemplated hereunder within 45 days following the date of this Agreement.

(b) As promptly as reasonably practicable following the date of this Agreement, but in no event later than one (1) Business Day following the date of this Agreement, the Company will prepare and file the Proxy Statement. The Company shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC and distribute the Proxy Statement to the Company’s stockholders in accordance with applicable SEC rules. The Company shall provide to the Investors, as promptly as reasonably practicable after receipt thereof, any written comments from the SEC or any written request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide the Investors with copies of all correspondence between the Company, on the one hand, and the SEC and its staff, on the other hand, relating to the Proxy Statement. The Company will provide the Investors with prompt notice of the issuance by the SEC of any stop order or of any order preventing or suspending the use of the Registration Statement, of the initiation or threatening of any proceeding for any such purpose, or of any request by the SEC for the amending or supplementing either the Registration Statement or the Proxy Statement or for additional information, and in each such case, provide the Investors with a reasonable opportunity to review any such comments, inquiries, request or other communication from the SEC and to review any amendment or supplement to the Registration Statement and the Proxy Statement before any filing with the SEC, and to duly consider in good faith any comments consistent with this Agreement and any other reasonable comments of the Investors and their counsel and in the event of the issuance of any stop order or of any order preventing or suspending the use of the Registration Statement or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal.

(c) Subject to the Board’s duties under Maryland law, the Proxy Statement shall include the Board’s recommendation that the stockholders vote in favor of the Company Stockholder Approval.

(d) The Investors agree to furnish to the Company in writing all information concerning the Investors and theirs Affiliates as the Company may reasonably request in connection with any Stockholder Meeting. Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement (or, in each case, any amendment or supplement thereto) or responding to any comments of the SEC or its staff with respect thereto, the Company shall provide the Investors with a reasonable opportunity to review and comment on such document or response and shall duly consider in good faith any comments consistent with this Agreement and any other reasonable comments of the Investors and their counsel. Any communications by the Company to the Investors pursuant to this Section 7.1 may made by email to an account designated by the Investors upon request by the Company.

Section 7.2 Conduct of the Business.

Except (a) with the prior written consent of the Investors (which consent shall not be unreasonably withheld or delayed), (b) as contemplated by this Agreement or the Stockholders Agreement, (c) as required by applicable Law, or (d) as required by the terms and conditions of contracts and other arrangements disclosed as exhibits to the Company’ SEC Documents, after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with the terms hereof, the Company shall, and shall cause each of its Subsidiaries to, conduct their respective business in all material respects in the ordinary course consistent with the past practice of the Company and its Subsidiaries; provided, however, that in no event shall the Company engage in any sale, issuance, or authorization of the issuance or sale of any capital stock or other security of the Company or any of its Subsidiaries to the extent that any such sale, issuance, or authorization of issuance or sale, if it was to occur immediately following the Closing, would require the approval of the Investors pursuant to the terms of the Stockholders Agreement.

Section 7.3 Efforts.

(a) From the date hereof until the earlier of the Closing and the date that this Agreement is terminated pursuant to Section 8.1, the Investors and the Company shall to the extent required (i) promptly file any and all Notification and Report Forms required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) with respect to the transactions contemplated hereby, and use commercially reasonable efforts to cause the expiration or termination of any applicable waiting periods under the HSR Act; (ii) use commercially reasonable efforts to cooperate with each other in (A) determining whether any filings are required to be made with, or consents, permits, authorizations, waivers, clearances, approvals, and expirations or terminations of waiting periods are required to be obtained from, any other Governmental Entities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (B) timely making all such filings and timely obtaining all such consents, permits, authorizations or approvals; (iii) use commercially reasonable efforts to supply to any Governmental Entity as promptly as practicable any additional information or documents that may be requested pursuant to any Law or by such Governmental Entity; (iv) promptly inform the other party of any substantive meeting, discussion, or communication with any Governmental Entity (and shall supply to the other party any written communication or other written correspondence or memoranda prepared for such purpose, subject to applicable Laws relating to the exchange of information) in respect of any filings, investigation or inquiry concerning the transactions contemplated herein, and shall consult with the other party in advance and, to the extent permitted by such Governmental Entity, give the other party the opportunity to attend and participate thereat; (v) use commercially reasonable efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate the Closing and the other transactions contemplated hereby; and (vi)to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third Persons required to consummate the transactions contemplated by this Agreement and the Stockholders Agreement.

(b) The Company shall use its reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under this Agreement and applicable laws to consummate and make effective the transactions contemplated by this Agreement, including:

(i) defending, with the cooperation of the Investors to the extent they are named in any such lawsuit, action or proceeding, any lawsuits or other actions or proceedings, whether judicial or administrative, challenging this Agreement or any other agreement contemplated by this Agreement or the consummation of the transactions contemplated hereby and thereby, including seeking to have any stay or temporary restraining order entered by any court or other governmental entity vacated or reversed; and

(ii) executing, delivering and filing, as applicable, any additional ancillary instruments or agreements reasonably necessary to consummate the transactions contemplated by this Agreement and to fully carry out the purposes of this Agreement and the transactions contemplated hereby and thereby.

Section 7.4 Financing; Exclusivity.

(a) The Company agrees that, during the Exclusivity Period (as defined below), it and it’s respective Representatives and Affiliates will not enter into any agreement, discussion or negotiation with, or provide information to, or solicit or encourage or consider any inquires or proposals from, any other person with respect to any equity offering or other financing of the Issuer using any combination of debt and/or equity (a “Financing”), except for first mortgage loans with respect to individual apartment communities on market terms and conditions. “Exclusivity Period” shall mean a period beginning on the date hereof and ending on the earlier of (i) February 15, 2014 and (ii) the date on which the Investors inform the Issuer that they are no longer pursuing the Rights Offering or any similar transaction. Notwithstanding anything herein to the contrary, the Company shall be permitted to enter into any agreement, discussion or negotiation with, or provide information to, or solicit or encourage or consider any inquires or proposals from, any other person with respect to a Financing or Acquisition Transaction in response to an unsolicited proposal that the Board determines in good faith could reasonably be expected to lead to a Superior Transaction (and in each case following execution of a customary confidentiality agreement).

(b) The Company shall notify the Investors promptly (and in any event within 48 hours) of any determination of the Board in good faith that a proposal received by the Company for a Financing or Acquisition Transaction could reasonably be expected to lead to a Superior Transaction.

(c) If the Board determines in good faith after receiving the advice of its financial advisors and outside legal counsel, in response to a bona fide written proposal for a Financing or Acquisition Transaction that was unsolicited and that did not otherwise result from a breach of this Section 7.4, that such proposal for a Financing or Acquisition Transaction constitutes a proposal for a Superior Transaction, the Company may enter into a definitive agreement to effect such Superior Transaction and terminate this Agreement pursuant to Section 8.1(g); provided, however, that the Company shall not under any circumstance related to such Superior Transaction terminate this Agreement pursuant to Section 8.1(f) below or terminate this Agreement pursuant to this Section 7.4(c) and Section 8.1(g), and any purported termination shall be void and of no force or effect, unless the Company prior to or concurrently with such action pays to the Investors the Termination Fee.

Section 7.5 Periodic Filings; Financial Statements

The financial statements, together with the supporting schedules, if any, and notes, to be included in the Registration Statement and the Prospectus will present fairly in all material respects the consolidated financial condition of the Company and its consolidated Subsidiaries at the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company and its consolidated Subsidiaries for the periods specified therein, and such financial statements and supporting schedules, if any, will be prepared in conformity with GAAP applied on a consistent basis throughout the periods covered thereby; The selected financial data and the summary financial information to be included in the Registration Statement and the Prospectus will present fairly the information shown therein and will be compiled on a basis consistent, in all material respects, with that of the audited financial statements to be included in the Registration Statement and the Prospectus; the pro forma financial statements and the related notes thereto to be included in the Registration Statement and the Prospectus will present fairly the information shown therein and will be compiled on the bases described therein, and the assumptions to be used in the preparation thereof will be reasonable and the adjustments used therein will be appropriate to give effect to the transactions and circumstances referred to therein, and will comply as to form in all material respects with Article 11 of Regulation S-X; to the extent applicable, all disclosures to be disclosed in the Registration Statement and the Prospectus regarding “non-GAAP financial measures” (as defined in the rules and regulations of the SEC) will comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act and the Exchange Act.

Section 7.6 Publicity.

On the date hereof, the Company shall issue a press release in the form attached as Annex II hereto. No other public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), except as such release or announcement may be required by Law or the rules or regulations of any United States exchange, in which case the party required to make the release or announcement shall, to the extent reasonably practicable, allow the other party reasonable time to comment on such release or announcement in advance of such issuance; provided that in no event shall any such press release or announcement name the Investors without their prior written consent, except to the extent necessary to comply with law or regulation. The provisions of this Section 7.6 shall not restrict the ability of a party hereto to summarize or describe the transactions contemplated by this Agreement in any prospectus or similar offering document or other report required by Law, regulation or stock exchange rule so long as the other party is provided a reasonable opportunity to comment on such disclosure in advance; provided that if such filings names the Investors, the Company shall obtain the prior approval of the Investor, and take into account any comments they may have thereto unless, upon the advice of counsel to the Company, the filing is legally required to be made as proposed by the Company without making such changes to reflect such comments.

Section 7.7 Share Listing.

The Company shall as promptly as practicable after the date of this Agreement use its reasonable best efforts to cause the Rights, during the pendency of the Rights Offering (to allow for the transferability of the Rights), and the Common Stock to be issued upon exercise of the Rights, to be approved for listing on the NASDAQ.

Section 7.8 Tax Related Covenants.

The Company will use its reasonable best efforts to continue to be organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2013 and thereafter, subject to any future determination by the Company’s board of directors in accordance with the Stockholders Agreement that it is no longer in the Company’s best interests to qualify as a REIT.

Section 7.9 Rule 144.

The Company will use its reasonable best efforts to timely file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Investor, make publicly available such information as necessary to permit sales pursuant to Rule 144 of the Securities Act), and will use reasonable best efforts to take such further action as the Investors may reasonably request, at the expense of the Investors, all to the extent required from time to time to enable the Investors to sell Acquired Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 of the Securities Act.

Section 7.10 Confidentiality.

The Company and the Investors acknowledge and agree that from the date hereof until the first anniversary of the date hereof, the Investors will, and will cause their Representatives, to keep all information regarding the Company (whether prepared by the Company, its Representatives or otherwise, whether in oral, written, electronic or other form) received under the terms of the Confidentiality Agreement or pursuant to this Agreement (collectively, the “Information”) confidential except (i) the Investors may disclose Information to their Representatives, (ii) Information that becomes generally available to the public other than as a result of a disclosure in violation of this Agreement by the Investors or their Representatives, (iii) Information that was available to the Investors on a nonconfidential basis prior to its disclosure, directly or indirectly, by the Company or its Representatives, (iv) Information that becomes available to the Investors on a nonconfidential basis from a person other than the Company who, to the knowledge of the Investors, is not bound by a confidentiality agreement with the Company or otherwise prohibited from transferring such information to the Investor, (v) Information that the Company agrees may be disclosed, (vi) Information that was or is developed by the Investors their Representatives without the use of or reference to the Information or any derivative thereof, (vii) to the extent the Investors are required by Law, legal process or regulatory authority to disclose such Information and (viii) the Investors may disclose Information in connection with a routine audit or general inquiry by a governmental or regulatory organization. After such time as the Investors no longer have a designee on the Board in accordance with and pursuant to the Stockholders Agreement, the Company shall notify the Investors immediately upon the opening of the next open trading window during which members of the Board are permitted to effect transactions in securities of the Company.

Section 7.11 Market Stabilization.

Each Investor will not take, directly or indirectly, any action designed to or that might reasonably be expected to constitute manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Backstop Commitment.

Section 7.12 Incurrence of Indebtedness

Without the prior consent of the Investors, the Company shall not incur any Indebtedness prior to the Closing other than (x) drawdowns in the ordinary course of business consistent with past practice under the Company’s $14.0 million senior secured revolving credit facility for which BMO Harris Bank N.A. serves as the sole lead arranger and administrative agent (the “Current Loan”) as may be amended, restated or replaced from time to time; provided that (i) the aggregate outstanding principal amount of any indebtedness under this clause (x) may not exceed $14.0 million and (ii) the financial terms of any amended, restated or replacement indebtedness may not be less favorable to the Company than the terms of the Current Loan as in effect on the date hereof; or (y) to refinance any Indebtedness upon maturity so long as the principal amount of such new Indebtedness does not exceed the principal amount of such Indebtedness being refinanced, and that such new Indebtedness is on financial terms no less favorable to the Company than the Indebtedness being refinanced.

ARTICLE VIII

TERMINATION

Section 8.1 Termination.

This Agreement may be terminated at any time prior to the Closing:

(a) by mutual written agreement of the Company and the Investor;

(b) by either the Company or the Investor, upon written notice to the other, in the event that the Closing does not occur on or before February 15, 2014; provided, however; the right to terminate this Agreement pursuant to this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

(c) by the Company by written notice to the Investors (x) in the event of a breach by the Investors of any representation, warranty, covenant or agreement under this Agreement, where the effect of such breach would be to cause any of the conditions to the Closing set forth in Sections 6.1 and 6.2 to not be satisfied, and such breach is not cured by the Investors within twenty (20) Business Days following receipt of written notice from the Company of the breach or alleged breach or (y) in the event that as of February 15, 2014, each of the conditions precedent to the transactions contemplated by this Agreement set forth in Article VI have been satisfied or waived (other than and other than those conditions that (i) by their nature cannot be satisfied until the Closing Date, but each of which conditions shall be capable of being satisfied on the Closing Date and (ii) those conditions that have not been satisfied due to the Investors’ breach under this Agreement) and the Investors fail to consummate such transactions (other than as a result of a breach of this Agreement by the Company);

(d) by the Investors by written notice to the Company in the event of a breach by the Company of any representation, warranty, covenant or agreement under this Agreement, where the effect of such breach would be to cause any of the conditions to the Closing set forth in Sections 6.1 and 6.3 to not be satisfied, and such breach is not cured by the Company within twenty (20) Business Days following receipt of written notice from the Investors of the breach or alleged breach;

(e) by either the Company or the Investor, upon written notice to the other party, in the event that any Governmental Entity shall have issued any order, decree or injunction or taken any other action restraining, enjoining or prohibiting any of the transactions contemplated by this Agreement, and such order, decree, injunction or other action shall have become final and nonappealable, provided that the right to terminate this Agreement pursuant to this Section 8.1(e) shall not be available to any party that has initiated any proceeding that results in such order, decree, injunction or action, or that has not taken any and all reasonable actions necessary to oppose, contest and resist, and to have lifted, rescinded or vacated, such order, decree or judgment before it became final and non-appealable;

(f) by the Company, at any time prior to the completion of the Rights Offering upon written notice to the Investor; provided that if prior to such termination the Company received a bona fide written proposed for a Financing or an Acquisition Transaction, then the Company shall pay the Termination Fee to the Investors in accordance with Section 10.16(b));

(g) by the Company, upon written notice to the Investors, if the Company shall have entered into a definitive agreement to effect a Superior Transaction in compliance with the provisions of Section 7.4(c) and prior to or concurrently with such termination the Company pays the Termination Fee to the Investor; or

(h) by the Investor, upon written notice to the Company, if the Company shall have entered into a definitive agreement to effect a Superior Transaction (it being understood that the Company shall pay the Termination Fee to the Investors in accordance with Section 10.16(b)).

Any notice of termination provided by the Company pursuant to this Section 8.1 (other than a termination pursuant to Section 8.1(c)) shall include an acknowledgment of its obligation to pay the Company Liquidated Damages Amount or the Termination Fee, as applicable.

Section 8.2 Effects of Termination.

In the event of the termination of this Agreement as provided in Section 8.1, this Agreement (other than Article IX which shall remain in full force and effect) shall forthwith become wholly void and of no further force and effect; except, subject to Section 10.16, for liabilities arising in respect of breaches under this Agreement by any party prior to such termination and that the obligations set forth in Sections 3.1(c), 5.12 and 7.5 of this Agreement, the last sentence of Section 8.1, Article 9 and Article 10 of this Agreement shall survive such termination.

ARTICLE IX

INDEMNIFICATION AND CONTRIBUTION

Section 9.1 Indemnification.

(a) Indemnification by the Company

Whether or not the Rights Offering, the issuance of the Acquired Shares to the Investors or the other transactions contemplated hereby are consummated or this Agreement is terminated, the Company (the “Indemnifying Party”) shall indemnify and hold harmless the Investors and each Affiliated Purchaser (as defined herein), their respective Affiliates and their respective officers, directors, members, managers, partners, employees, agents, advisors and controlling persons (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities, amounts paid in settlement and reasonable expenses, joint or several (“Liabilities”) incurred by such Indemnified Person or to which any such Indemnified Person may become subject arising out of or in connection with any claim, challenge, litigation, investigation or proceeding (“Proceedings”) arising out of or relating to the Rights Offering, this Agreement or the Stockholders Agreement, the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, the Investment Decision Package, any amendment or supplement thereto or the transactions contemplated by any of the foregoing and shall reimburse such Indemnified Persons for any reasonable legal fees and expenses or other out-of-pocket expenses incurred in connection with investigating, responding to or defending any of the foregoing; provided that the foregoing indemnification will not apply to Liabilities to the extent that they resulted from (a) bad faith, gross negligence or willful misconduct on the part of such Indemnified Person or (b) statements or omissions in the Registration Statement, any Preliminary Prospectus, the Rights Offering Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto made in reliance upon or in conformity with information relating to such Indemnified Person furnished to the Company in writing by or on behalf of such Indemnified Person expressly for use in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto.

(b) Indemnification Procedures.

(i) Promptly after receipt by an Indemnified Person of notice of the commencement of any Proceedings with respect to which the Indemnified Person may be entitled to indemnification hereunder, such Indemnified Person will, if a claim is to be made hereunder against the Indemnifying Party in respect thereof, promptly notify the Indemnifying Party in writing of the commencement thereof; provided that the omission so to notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have hereunder except to the extent it has been materially prejudiced by such failure. In case any such Proceedings are brought against any Indemnified Person and it notifies the applicable Indemnifying Party of the commencement thereof, such Indemnifying Party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to such Indemnified Person, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person; provided that if the defendants in any such Proceedings include both such Indemnified Person and the Indemnifying Party and such Indemnified Person shall have concluded that there may be legal defenses available to it that are different from or additional to those available to the Indemnifying Party, such Indemnified Person shall have the right to select separate counsel, which selection shall be subject to the reasonable approval of the Indemnifying Party (it being understood and agreed that Schulte Roth & Zabel LLP is approved), to assert such legal defenses and to otherwise participate in the defense of such Proceedings on behalf of such Indemnified Person. Upon receipt of notice from the applicable Indemnifying Party to such Indemnified Person of its election so to assume the defense of such Proceedings and approval by such Indemnified Person of counsel, such Indemnifying Party shall not be liable to such Indemnified Person for expenses incurred by such Indemnified Person thereafter in connection with the defense thereof (other than reasonable costs of investigation) unless (i) such Indemnified Person shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one firm of counsel, plus local counsel, in any jurisdiction representing the Indemnified Person), (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to such Indemnified Person to represent such Indemnified Person within a reasonable time after notice of commencement of the Proceedings or (iii) the Indemnifying Party shall have authorized in writing the employment of counsel for such Indemnified Person.

(ii) The Indemnifying Party shall not be liable for any settlement of any Proceedings effected without its written consent (which consent shall not be unreasonably withheld, conditioned or delayed). If any settlement of any Proceeding is consummated with the written consent of the Indemnifying Party or if there is a final judgment for the plaintiff in any such Proceedings, the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Person from and against any and all Liabilities by reason of such settlement or judgment in accordance with, and subject to the limitations of, the provisions of this Article 9. The Indemnifying Party shall not, without the prior written consent of an Indemnified Person (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending or threatened Proceedings in respect of which indemnity has been sought hereunder by such Indemnified Person unless (i) such settlement includes an unconditional release of such Indemnified Person in form and substance satisfactory to such Indemnified Person from all liability on the claims that are the subject matter of such Proceedings and (ii) such settlement does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(iii) Given that an Indemnified Person may be entitled to indemnification (a “Jointly Indemnifiable Claim”) from both the applicable Indemnifying Party, pursuant to this Agreement, and from any other Person, whether pursuant to applicable law, any indemnification agreement, the organizational documents of such Person or otherwise (the “Indemnitee-Related Entities”), both the applicable Indemnifying Party acknowledges and agrees that such Indemnifying Party shall be fully and primarily responsible for the payment to the Indemnified Person in respect of indemnification and advancement of expenses in connection with any such Jointly Indemnifiable Claim, pursuant to and in accordance with the terms of this Agreement, irrespective of any right of recovery the Indemnified Person may have from the Indemnitee-Related Entities. Under no circumstance shall the applicable Indemnifying Party be entitled to any right of subrogation or contribution by the Indemnitee-Related Entities and no right of recovery the Indemnified Person may have from the Indemnitee-Related Entities shall reduce or otherwise alter the rights of the Indemnified Person or the obligations of the applicable Indemnifying Party hereunder. In the event that any of the Indemnitee-Related Entities shall make any payment to the Indemnified Person in respect of indemnification or advancement of expenses with respect to any Jointly Indemnifiable Claim, the Indemnitee-Related Entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnified Person against the applicable Indemnifying Party, and the Indemnified Person shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-Related Entities effectively to bring suit to enforce such rights. Each of the Indemnitee-Related Entities shall be third-party beneficiaries with respect to this Section 9.1(c), entitled to enforce this Section 9.1(c) against the applicable Indemnifying Party as though each such Indemnitee-Related Entity were a party to this Agreement.

(c) Contribution

If for any reason the foregoing indemnification is unavailable to any Indemnified Person or insufficient to hold it harmless, then the applicable Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Person as a result of such Liabilities in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnifying Party on the one hand and such Indemnified Person on the other hand but also the relative fault of such Indemnifying Party on the one hand and the Indemnified Person on the other hand as well as any relevant equitable considerations.

ARTICLE X

MISCELLANEOUS

Section 10.1 Interpretation

When a reference is made in this Agreement to “Preamble,” “Articles,” “Sections” or “Annexes,” such reference shall be to a Preamble, Article or Section of, or Annex to, this Agreement unless otherwise indicated. The terms defined in the singular have a comparable meaning when used in the plural, and vice versa. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.” No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel. All references to “$” or “dollars” mean the lawful currency of the United States of America. Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section. References to “words of similar import” with respect to Material Adverse Effect or materiality, does not include knowledge qualifiers.

Section 10.2 Survival.

Each of the representations and warranties in this Agreement shall survive the Closing notwithstanding any investigation at any time made by or on behalf of any party hereto until the later of (a) the first (1st) anniversary of the Closing Date and (b) the date that is thirty (30) days after the filing of the Company’s Annual Report on Form 10 –K with respect to the fiscal year ending on December 31, 2013, and any claim by a party under this Agreement with respect to a breach of such representations and warranties shall be brought no later than such date; provided, however, the representations and warranties contained in Sections 4.2, 4.3 and 4.4 shall survive until the expiration of the applicable statute of limitations. Each of the covenants in this Agreement shall survive the Closing until fully performed.

Section 10.3 Legends.

The Investors agree with the Company that unless sold pursuant to a registration statement that has been declared effective under the Securities Act or in compliance with Rule 144 thereunder, each share of Common Stock purchased by the Investors pursuant to the Backstop Commitment and the Additional Purchase Commitment purchased by the Investors shall contain a legend substantially to the following effect until the date that is one year after the later of the date of issuance or the last date on which the Company or any Affiliate of the Company was the owner thereof, unless the Company determines otherwise in accordance with applicable Law:

“THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING, (II) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (IV) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE

WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND IN CASE (I) OR (II), UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”

Section 10.4 Notices.

All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of delivery, if delivered personally, by facsimile or by other electronic communication, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier services, or (c) on the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid, to the parties to this Agreement at the following address or to such other address either party to this Agreement shall specify by notice to the other party:

If to the Company:

Trade Street Residential, Inc.

19950 West Country Club Drive, Suite 800

Aventura, Florida 33180

Attention: Chief Executive Officer

Facsimile: (786) 248-3679

With a copy to (which shall not constitute notice):

Morrison & Foerster LLP

2000 Pennsylvania, NW, Suite 6000

Washington, DC 20006-1888

Attention: John A. Good

Facsimile: (202) 785-7522

If to the Investors:

Senator Global Opportunity Fund LP,

Senator Global Opportunity Intermediate Fund L.P.

c/o Senator Investment Group LP

510 Madison Ave.

New York, New York 10022

Attention: Evan Gartenlaub, General Counsel

With a copy to (which shall not constitute notice):

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

Attention: Eleazer Klein

Section 10.5 Further Assurances.

Each party hereto shall do and perform or cause to be done and performed all further acts and shall execute and deliver all other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 10.6 Amendments and Waivers.

Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is duly executed and delivered by the Company and the Investor. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

Section 10.7 Fees and Expenses.

The Company will reimburse the Investors for all reasonable and actual out-of-pocket expenses incurred by the Investors and their counsel in connection with this Agreement and the transactions contemplated hereby irrespective of whether the transactions hereby are consummated; provided that the Company’s obligation to reimburse the Investors for fees and expenses pursuant to this Section 10.7 shall be limited to an aggregate $400,000 (the “Expense Cap”) without the consent of the Company, exclusive of the Backstop Commitment Fee and Additional Purchase Commitment Fee, the Company Liquidated Damages Amount and the Termination Fee. Notwithstanding the foregoing, the Company and the Investors agree that amounts payable by the Company pursuant to Section 7.3 and Article 9, shall be outside of the Expense Cap and shall not be taken into account in calculating the Expense Cap.

Subject to Section 10.16, reimbursement of the Investor’s expenses by the Company pursuant to this Section 10.7 shall be made at the Closing or, if this Agreement is terminated, no later than five (5) Business Days after delivery to the Company of written notice of (1) demand for payment after the termination of this Agreement, and (2) a documented itemization setting forth in reasonable detail all such expenses.

Section 10.8 Successors and Assigns.

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall not be assignable by operation of law or otherwise, provided that, the Investors shall be permitted, to assign this Agreement to any of its Affiliates under common control with the Investor’s ultimate parent entity (an “Affiliated Purchaser”) provided that (i) such assignee shall execute an agreement for the benefit of the Company in form and substance reasonably satisfactory to the Company, pursuant to which such proposed assignee agrees to be bound by the terms and conditions of this Agreement and (ii) that no such assignment shall relieve the Investors of its obligations hereunder. Without limiting the foregoing, none of the rights of the Investors hereunder shall be assigned to, or enforceable by, any Person to whom an Investor may transfer capital stock of the Company (other than a transfer to the Investor’s Affiliates to the extent permitted in accordance with the terms of this Agreement).

Section 10.9 Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 10.10 Jurisdiction.

The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may only be brought in the United States District Court for the Southern District of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

Section 10.11 Waiver Of Jury Trial.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 10.12 Entire Agreement.

This Agreement, together with the Stockholders Agreement, constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties and/or their Affiliates with respect to the subject matter of this Agreement.

Section 10.13 Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 10.14 Severability.

If one or more provisions of this Agreement are held to be unenforceable under applicable Law, such provision shall be deemed to be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by Law.

Section 10.15 Counterparts; No Third Party Beneficiaries.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument. Except as set forth in Article 9, no provision of this Agreement shall confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 10.16 Remedies.

(a) In the event that this Agreement is terminated (i) by the Company other than pursuant to Section 8.1(c) or 8.1(g) or (ii) by the Investor, other than pursuant to Section 8.1(h), then the Company shall pay to Seller, on or before December 31, 2014, $2,500,000 of the Additional Purchase Commitment Fee (the “Company Liquidated Damages Amount”) along with any amounts due pursuant to Section 10.7 in immediately available funds to a bank account designated in writing by Seller, it being understood that in no event shall the Company be required to pay the Company Liquidated Damages Amount on more than one occasion.

(b) In the event that this Agreement is terminated (i) by the Investors pursuant to Section 8.1(h), (ii) by the Company pursuant to Section 8.1(g) or (iii) by the Company pursuant to Section 8.1(f) and prior to such termination the Company received a bona fide written proposed for a Financing or an Acquisition Transaction, then the Company shall, (A) simultaneously with such termination (in the case of a termination by the Company pursuant to Section 8.1(f) or (g)) or (B) immediately following such termination (in the case of a termination by the Investor pursuant to Section 8.1(h)), pay the Investors the Termination Fee along with any amounts due pursuant to Section 10.7 (to the extent such amounts have not already been paid) in immediately available funds to a bank account designated in writing by Seller, it being understood that in no event shall the Company be required to pay the Termination Fee on more than one occasion.

(c) It is hereby understood and agreed that in no event shall the Company be required to pay to the Investors both the Termination Fee and the Company Liquidated Damages Amount and that any payment by the Company of the Termination Fee pursuant to Section 8.1(f) and Section 10.16(b) shall be made net of the Company Liquidated Damages Amount to the extent the Company Liquidated Damages Amount has been paid to the Investors.

(d) Except with respect to a breach by the Company of its obligations pursuant to Section 7.4, the right of the Investors to receive payment of the Company Liquidated Damages Amount or the Termination Fee, as applicable, shall be its sole and exclusive remedy under this Agreement for any and all charges, judgments, losses, liabilities, damages (including consequential damages), costs, taxes, penalties, expenses, fees, fines, assessments, sanctions or awards (including (a) amounts paid in settlement, and (b) reasonable costs of investigation and defense, reasonable legal expenses and court costs), but specifically excluding any costs incurred by or allocated to the Investors with respect to time spent by employees of the Investors or its Affiliates (collectively, “Losses”) suffered by the Investors as a result of the failure of the Closing to occur (including as a result of a breach or failure by Company to perform its obligations hereunder or any willful breach or fraud on the part of Company). Upon payment of such amounts, the Company shall not have any further liability or obligation as a result of the failure by Company to consummate the Closing. Upon payment of the Company Liquidated Damages Amount or the Termination Fee, as applicable, the Company shall not have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby, and no person shall have any rights or claims against the Company under this Agreement or otherwise, whether at Law or equity, in contract, in tort or otherwise. For purposes of clarity, the Investors acknowledge and agree that they shall not be entitled to an injunction or injunctions to prevent breaches of this Agreement by the Company or otherwise obtain any other relief at Law, equity or otherwise to obtain specific performance.

(e) In addition, in the event that this Agreement is terminated by the Company as a result of a breach by the Investors of their representations, warranties, covenants or agreements hereunder resulting from the willful misconduct or gross negligence of the Investors that has had or would reasonably be expected to have a material adverse impact on the consummation of the transactions contemplated hereby, then the Company shall be entitled to all remedies available at Law or equity arising from such breach.

(f) The Investors agree that (A) the transactions contemplated hereby are unique and that damages for failure by the Company to consummate the transactions contemplated hereby will be extremely difficult and impracticable to ascertain, (B) the Company Liquidated Damages Amount is a reasonable and rational estimate at this time and is an acceptable damages amount to the Investors upon the occurrence of the events described above, and (c) the Company Liquidated Damages Amount or the Termination Fee, as applicable, is not intended as a penalty, but as full liquidated damages under this Agreement and as compensation for the Investor’s Losses and other expenses associated with the failure of the Company to close the transactions contemplated hereby pursuant to this Agreement. The agreements contained in this Section 10.16 are an integral part of the Agreement and the parties agree that, without these agreements, the parties would not enter into this Agreement. In addition, the parties acknowledge that in the absence of a waiver, a bond or undertaking may be required by a court and the parties hereby waive any such requirement of such a bond or undertaking.

(g) The parties agree that the Company would suffer irreparable damage in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the Company shall be entitled to specific performance of the terms hereof. It is accordingly agreed that the Company shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement by the Investors and to enforce specifically the terms and provisions of this Agreement; it being understood and agreed that, notwithstanding the first sentence of this Section 10.16(g) or anything else in this Agreement to the contrary, the Company’s right to specific performance to require the Investors to consummate the Closing shall remain subject to the satisfaction (or waiver by the applicable party) of the conditions to the Closing hereunder. Any requirements for the securing or posting of any bond with such remedy are hereby waived.

Section 10.17 Adjustment to Shares.

If, prior to the Closing Date, the Company effects a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer, or other similar transaction with respect to any shares of its capital stock, references to the numbers of such shares and the prices therefore shall be equitably adjusted to reflect such change and, as adjusted, shall, from and after the date of such event, be subject to further adjustment in accordance herewith.

Section 10.18 Notices and Consents.

Any notice required to be delivered pursuant to this Agreement to any Investor may be delivered to the Adviser on behalf of such Investor and any consent or approval by any Investor pursuant to this Agreement may be delivered by the Adviser.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

TRADE STREET RESIDENTIAL, INC.

By:
Name: Title:

SENATOR GLOBAL OPPORTUNITY FUND LP

By:
Name: Title:

SENATOR GLOBAL OPPORTUNITY INTERMEDIATE FUND L.P.

By:
Name: Title: